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EXHIBIT 16.1

January 22, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Form 8-K dated January 22, 2004, of Sportsnuts, Inc. and are in agreement with the statements contained therein with the following exception:

We have no basis on which to agree or disagree with statements regarding the engagement of or consultation with Bouwhuis Morrill & Company, LLC.

Very Truly Yours,

/s/ Chisholm & Associates, PC
Chisholm & Associates, PC
North Salt Lake, Utah